Exhibit 10.37

AMENDMENT NO. FIVE TO ASSET PURCHASE AGREEMENT

This Amendment No. Five is made as of this 26th day of January, 2016 by and among Royalty Pharma Collection Trust, a Delaware statutory trust (“Seller”), as assignee of Cypress Bioscience, Inc., a Delaware corporation, Proprius, Inc., a Delaware corporation (“Subsidiary”), and Exagen Diagnostics, Inc., a Delaware corporation (“Purchaser” and, collectively with Seller and Subsidiary, the “Parties”), the parties to that certain Asset Purchase Agreement, dated as of October 8, 2010, by and among the Parties, as amended by Amendment No. One thereto dated March 10, 2011, Amendment No. Two thereto dated August 21, 2012, Amendment No. Three thereto dated February 6, 2013 and Amendment No. Four thereto dated October 8, 2013 (the “Agreement”). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Agreement.

RECITALS

WHEREAS, pursuant to the terms of the Agreement, at the Closing, Purchaser purchased the Diagnostic Business from Seller and Subsidiary; and

WHEREAS, the Parties now desire to amend the timing for payment of certain Milestones.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which being hereby acknowledged, the Parties hereby agree as follows:

1. Amendment and Restatement of Section 1.3(d)(iv). Section 1.3(d)(iv) of the Agreement is amended and restated to read as follows:

“(iv) within thirty (30) days after the end of the month in which the CB-CAPS Annual Sales Milestone is first achieved, Purchaser will pay to Seller the sum of $1,000,000, and within ninety-two (92) days after the end of the month in which the CB-CAPS Annual Sales Milestone is first achieved, Purchaser with pay to Seller an additional sum of $1,000,000;”

2. Miscellaneous. Except as expressly amended hereby, the Agreement and the Ancillary Agreements shall remain in full force and effect in accordance with the terms thereof. This Amendment No. Five will be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of law) and may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

3. Trustee Capacity of Wilmington Trust Company. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely in its trustee capacity, in the exercise of the powers and authority conferred and vested in it under the Amended and Restated Trust Agreement dated as of August 9, 2011, among State Street Custodial Services (Ireland) Limited, as Trustee of Royalty Pharma Select, and Wilmington Trust Company, as owner trustee of Seller, (ii) each of the representations, undertakings and agreements herein made on the part of Seller is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust Company but is made and intended for the purpose of binding only Seller and (iii) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of Seller or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Seller under this Agreement or any related documents.

[Signature Page Follows]

The Parties have caused this Amendment No. Five to be executed as of the date first written above.

ROYALTY PHARMA COLLECTION TRUST

By:	Wilmington Trust Company, not in its individual capacity but solely in its capacity as owner trustee

By:	/s/ Erwin M. Soriano
Name:	Erwin M. Soriano
Title:	Vice President

EXAGEN DIAGNOSTICS, INC.

By:	/s/ Fortunato Ron Rocca
Name:	Fortunato Ron Rocca
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. Five to Asset Purchase Agreement]